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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use of our report incorporated herein by reference and to the references to our firm under the headings "Experts" and "Selected Historical Consolidated Financial Data" in the proxy statement/prospectus contained in the Registration Statement on Form S-4.


                                                        /s/ KPMG LLP
                                                        ------------------------
                                                            KPMG LLP

Boston, Massachusetts
November 29, 2001

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                             ZOOM TELEPHONICS, INC.
                                207 South Street
                                Boston, MA 02111

                                  FORM OF PROXY
                         SPECIAL MEETING OF SHAREHOLDERS

         THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF ZOOM TELEPHONICS, INC. (THE "CORPORATION") FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AT THE CORPORATION'S PRINCIPAL EXECUTIVE OFFICES LOCATED AT 207 SOUTH STREET, BOSTON, MA 02111 ON __________, 2002, AT 9:30, A.M., EASTERN STANDARD TIME (THE "MEETING"). The Meeting will be simultaneously held (linked by telephone conference call) at Suite 1525, 625 Howe Street, Vancouver, B.C. V6C 2TC.

         The undersigned shareholder of the Corporation hereby appoints Frank B. Manning or, failing him, Peter R. Kramer, or, instead of any of them __________________ as proxyholder, with full power of substitution, to attend, act and vote in respect of all shares registered in the name of the undersigned at the Meeting to be held on _________, 2002, at 9:30 a.m., Eastern Standard Time, and at any adjournments thereof on the matters indicated below which are described in the Proxy Statement/Prospectus and, at the proxyholder's discretion, on amendments or variations to such matters and on such other matters as may properly come before the Meeting, to the same extent and with the same powers as if the undersigned were personally present at the meeting. The undersigned revokes any instrument or proxy heretofore given with respect to the Meeting or any adjournments thereof with respect only to the shares identified below.

VOTE:


1. To consider and act upon a special resolution approving the change of the Corporation's jurisdiction of incorporation from Canada to the State of Delaware by way of a process known as a continuation in Canada and a domestication in the State of Delaware.


     / /FOR                       / /AGAINST                     / /ABSTAIN


ON ANY BALLOT THAT MAY BE CALLED FOR, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR, AGAINST OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF NO CHOICE IS SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE MATTERS LISTED ABOVE.

NOTES:

1. SHAREHOLDERS HAVE THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT THEM AT THE MEETING, OTHER THAN THE MANAGEMENT NOMINEES. To exercise this right, you should either strike out the names of Messrs. Manning and Kramer and insert in the space provided the name of the person you desire to designate as proxyholder, or complete another proper form of proxy.

2. A proxy, to be valid, must be dated and signed by the shareholder. Executors, administrators, trustees, guardians, attorneys and officers of corporations should add their titles when signing. If this form of proxy is not dated, it shall be deemed to bear the date on which it was mailed by the Corporation.

3. A proxy to be effective must be deposited and received at the office of Georgeson Shareholder Communications, Inc., 111 Commerce Road, Carlstadt, NJ 07072 before 5:00 p.m., Eastern Standard Time, on the business day before the Meeting or, if the Meeting is adjourned or postponed, no later than 5:00 p.m., Eastern Standard Time, on the second business day prior to the adjourned or postponed meeting.


Signature                           Name (Please Print)
          -------------------------                     ------------------------


Address
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Date              , 2002            Number of Shares to be voted
     -------------                                               ---------------



     (IF LEFT BLANK, ALL SHARES REGISTERED IN YOUR NAME WILL BE DEEMED TO BE
                          REPRESENTED BY THIS PROXY.)

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